EXHIBIT 10.3

MASTERCARD INCORPORATED
___________________________________

2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
Amended and Restated Effective as of June 22, 2021

ARTICLE I
ESTABLISHMENT AND PURPOSE
1.1 Establishment.
The Mastercard Incorporated 2006 Non-Employee Director Equity Compensation Plan, as amended and restated by Mastercard Incorporated’s (the “Company’s”) Board of Directors on April 12, 2021 (the “Plan”), will become effective upon its approval by the stockholders of the Company on June 22, 2021.
1.2 Purposes.
The purpose of the Plan is to enable the Company to attract and retain outstanding individuals to serve as non-employee directors of the Company and to further align the interests of non-employee directors with the interests of the Company's stockholders.
ARTICLE II
DEFINITIONS
“Alternative Award” means an Award other than a Deferred Stock Unit Award.
“Award” means a Deferred Stock Unit Award or an Alternative Award pursuant to Article VI.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.
“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company.
“Common Stock” means shares of the Company’s Class A or Class B Common Stock, $0.0001 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Stock of any successor to the Company which is designated for the purpose of the Plan.
“Company” means Mastercard Incorporated.
“Director” means a member of the Board of Directors of the Company.
“Participant” means a Director who has an outstanding Award under the Plan.

“Plan” means the Mastercard Incorporated 2006 Non-Employee Director Equity Compensation Plan as amended and restated Effective as of June 22, 2021, as herein set forth and as may be amended from time to time.
“Settlement Time Election” means the election by a Director under Section 6.2(b) to defer the time of settlement of a Deferred Stock Unit Award.
“Subsequent Deferral Election” means the election by a Director under Section 6.2(c) to further defer the time of settlement of a Deferred Stock Unit Award.
“Termination from Service” means a separation from service in connection with this Plan pursuant to the definition of separation from service in Code section 409A(a)(2)(A)(i). Notwithstanding the foregoing, in the case of an Award that is not subject to section 409A of the Code, the Committee shall have discretion to treat the date a Participant ceases to provide services to the Company as a Termination from Service.
ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting. The Plan shall be construed, interpreted, and administered by the Committee, which shall have the authority to determine the nature, amount and other terms of Awards, subject to (i) ratification of the material terms of the Awards by the Board of Directors, and (ii) the other constraints set forth in this Plan. The Committee’s action, constructions, and interpretations thereunder, as ratified by the Board, where required, shall be binding and conclusive on all persons for all purposes. The Committee may delegate its responsibilities and duties under the Plan. Neither the members of the Committee nor any delegee shall be liable to any person for any action taken or any omission in connection with the interpretation and administration of this Plan except for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
4.1 Number of Shares.
The total number of newly issued shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be 1,000,000 shares of Class A Common Stock, subject to adjustment as provided in Section 4.2. Such shares may consist, in whole or part, of authorized and unissued shares or treasury shares. Shares subject to an Award that is forfeited, terminates, expires, lapses without the issuance of shares, including by cash settlement, or is converted to an award over shares of another entity in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, and shares that are retained, or not issued in connection with the settlement or exercise of an Award, including by reason of the satisfaction of any tax liability or tax withholding obligation, shall be available for distribution pursuant to further Awards.
4.2 Adjustment.
In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall make appropriate adjustments or substitutions as described below in this Section 4.2. The adjustments or substitutions may relate to the number, type or class of shares of Common Stock available for Awards under the Plan, the number, type or class of shares of Common Stock covered by outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share. Any adjustments or substitutions made pursuant to this Section 4.2 shall be made in compliance with the requirements of Code section 409A, where applicable.
4.3 Limit on Non-Employee Director Compensation
Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Director who is not an employee of the Company or any of its subsidiaries, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards granted under the Plan to an individual who is not an employee as compensation for services as a Director, together with cash compensation paid to such Director in the form of Board and committee retainer, meeting or similar fees, during any fiscal year of the Company shall not exceed $1,000,000. For avoidance of doubt, compensation shall count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred. The foregoing limit may not be increased without the approval of the stockholders of the Company.
ARTICLE V
ELIGIBILITY
Each Director who is not a current employee of the Company or any of its subsidiaries shall be eligible to receive an Award in accordance with Article VI.

ARTICLE VI
AWARDS
6.1 Standard Deferred Stock Unit Award.
Unless the Committee chooses to grant an Alternative Award under Section 6.3, the Committee shall, on the date of the Company’s Annual Meeting of Stockholders in each year for so long as the Plan remains in effect, award to each non-employee Director who is elected as a director at such meeting, or whose term of office shall continue after the date of such meeting, such number of Deferred Stock Units as it shall determine in its discretion; provided, however, that each non-employee Director other than the Chair of the Board shall receive the same number of Deferred Stock Units at the Annual Meeting of Stockholders. The Committee may award to any non-employee Director who joins the Board at a time other than the Annual Meeting of stockholders a number of Deferred Stock Units to correspond to the portion of the period from Annual Meeting to Annual Meeting that the non-employee Director serves on the Board.
6.2 Terms and Settlement of Standard Deferred Stock Unit Award.
(a) Unless otherwise determined by the Committee in the Award document, and absent an election by the Director under this Section 6.2, a Deferred Stock Unit Award shall be settled in Common Stock upon the fourth anniversary of the date of grant of the Deferred Stock Unit Award; provided, however, that, if a Director has a Termination from Service before the fourth anniversary of the date of grant, the Deferred Stock Unit Award shall be settled within 60 days of the Director’s Termination from Service.
(b) A Director may elect, at a time and in a form prescribed by the Company, to defer settlement of the Deferred Stock Unit Award until a specified anniversary of the date of grant later than the fourth anniversary or until the Director’s Termination from Service after the fourth anniversary of the date of grant (a “Settlement Time Election”). Notwithstanding any such Settlement Time Election, in the event of the Director’s Termination from Service, the Deferred Stock Unit Award shall be settled within 60 days of the Director’s Termination from Service. In order to be effective, any such Settlement Time Election must be made no later than December 31 of the year prior to the Annual Meeting of Stockholders at which the Award is made. Once the December 31 deadline for electing has passed, a Settlement Time Election is irrevocable and may not be changed, except as otherwise provided in Section 6.2(c).
(c) If a Director’s Deferred Stock Unit Award is scheduled to be settled on a specified anniversary of its date of grant under Section 6.2(a) or Section 6.2(b), the Director may make an election to change the time of settlement of the applicable Deferred Stock Unit Award under rules prescribed by the Company (a “Subsequent Deferral Election”). Any such Subsequent Deferral Election may change the time of settlement of the Deferred Stock Unit Award only to a subsequent anniversary of the date of grant of the Deferred Stock Unit Award, that is not less than five years after the originally scheduled settlement date. No such Subsequent Deferral Election will be effective with respect to any of the Director’s Deferred Stock Unit Awards until twelve months following the date of the Subsequent Deferral Election. The Subsequent

Deferral Election must be made no less than twelve months prior to the anniversary of the date of grant of the Deferred Stock Unit Award on which the Award is scheduled to be settled. Notwithstanding any such Subsequent Deferral Election, in the event of the Director’s Termination from Service, all Deferred Stock Unit Awards shall be settled within 60 days of the Director’s Termination from Service.
(d) In the event that an Award under this Plan is subject to section 409A of the Code and a Director is a specified employee for purposes of Code section 409A(a)(2)(B)(i) at the time of his or her Termination from Service, any payment required to be made on Termination from Service shall be made on the first day of the seventh month following Termination from Service.
6.3 Alternative Award.
In lieu of all or part of the standard Deferred Stock Unit Award set forth in Sections 6.1 and 6.2, the Committee is authorized to grant an alternative form of Award under the Plan, as long as such form of Award is provided for in the Company’s 2006 Long Term Incentive Plan, or a successor plan that has been approved by the stockholders of the Company. The Committee is authorized to mandate the form of Award for a grant, or to make the choice as to form of Award in whole or part elective on the part of the Director, and is authorized to limit such elections in any manner it chooses. Any such elections shall be made in a manner compliant with Code section 409A(a)(4), where applicable.
6.4 Dividend Equivalents.
The Committee shall have the authority to specify in the Deferred Stock Unit Award or Alternative Award document whether or not the Directors shall be entitled to receive current or deferred payments corresponding to the dividends payable on the Common Stock underlying the Award.
6.5 Beneficiary.
The Participant’s Beneficiary to receive any Award held by the Participant at the time of the Participant’s death or to be assigned any Award outstanding at the time of the Participant’s death shall be the person designated to receive benefits on account of the Participant’s death on a form provided by the Committee. If no Beneficiary has been named, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

ARTICLE VII
MISCELLANEOUS
7.1 Unfunded Status of Plan.
It is intended that the Plan be an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the

Plan to deliver Common Stock; provided that the existence of such trusts or other arrangements shall not cause the Plan to be funded.
7.2 Income Reporting and Tax Withholding
Awards hereunder shall be subject to all applicable information reporting and tax withholding required by law.
7.3 Nontransferability.
No Award or Common Stock subject to an Award shall be assignable or transferable other than (i) by will, by the laws of descent and distribution, or pursuant to a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family member.
7.4 Controlling Law.
The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of New York (without regard to its choice of law provisions).
7.5 Severability.
If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
7.6 Successors and Assigns.
This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.
7.7 Section 409A Savings Clause.
It is the intention of the Company that Awards under this Plan that are “deferred compensation” subject to section 409A of the Code shall comply with section 409A of the Code, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.
7.9 Term.
No Award shall be granted under the Plan after June 22, 2031.

7.10 Gender and Number.
Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
7.11 Headings.
The headings of the Articles and their subparts contained in this Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of this Plan.
ARTICLE VIII
AMENDMENT OF THE PLAN
The Board of Directors may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair an outstanding Award under the Plan. Notwithstanding the foregoing, stockholder approval of an amendment to the Plan shall be required to the extent required by law or by applicable listing or exchange requirements. Nothing in this Article VIII shall permit the Board to distribute Awards on discontinuance of the Plan if such a distribution would result in taxation under Code section 409A.
ARTICLE IX
STOCKHOLDER APPROVAL
The Plan is conditional upon stockholder approval of the Plan and the Plan shall be null and void if the Plan is not so approved by the Company’s stockholders.